Exhibit 24

POWER OF ATTORNEY

The undersigned is an officer and/or director of NextNav Inc., a Delaware corporation (“NextNav”), and hereby makes, constitutes and appoints each of the individuals set forth on Exhibit A hereto, or any one of them acting singly, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution for each of them in any and all capacities to:

(1)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) or any rule or regulation of the SEC;

(2)	prepare and execute any Form 3, 4 or 5 or any similar report, or any amendment thereof, for and on behalf of the undersigned, to report the undersigned’s beneficial ownership of NextNav securities or any changes in such beneficial ownership of NextNav securities and to timely file any such report or amendment with the SEC and the Nasdaq Global Market or any other appropriate regulatory agency, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue of this Power of Attorney; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges that: (i) the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is NextNav assuming, any liability for the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Act or Rule 144 under the Securities Act of 1933 or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Act; (ii) any documents prepared or executed by an attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his or her discretion, deems necessary or desirable; and (iii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Act.

The undersigned hereby grants to the attorneys-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by NextNav, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on July 16, 2021.

/s/ Ganesh Pattabiraman
Name:	Ganesh Pattabiraman

Exhibit A

Attorneys-in-Fact

●	Christian Gates

●	Ashish Fanse